    As filed with the Securities and Exchange Commission on July __, 1997.

                         Registration No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                  ___________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           INNOVASIVE DEVICES, INC.
                           ------------------------
            (Exact name of registrant as specified in its charter)

                                  04-3132641
                                  ----------
                     (I.R.S. employer identification no.)

                                 MASSACHUSETTS
                                 -------------
        (State or other jurisdiction of incorporation or organization)

                734 FOREST STREET, MARLBOROUGH, MA  01752-3032
                ----------------------------------------------
              (Address of principal executive offices) (Zip Code)

                            1996 OMNIBUS STOCK PLAN
                 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                 --------------------------------------------
                             (Full title of plans)

                    RICHARD D. RANDALL, PRESIDENT AND CHIEF
                               EXECUTIVE OFFICER
                           INNOVASIVE DEVICES, INC.
                               734 FOREST STREET
                          MARLBOROUGH, MA  01752-3032
                          ---------------------------
                    (Name and address of agent for service)

                                (508) 460-8229
                                --------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                        Proposed       Proposed
      Title of                          maximum        maximum          Amount
     securities            Amount       offering      aggregate           of
        to be              to be       price per       offering      registration
     registered        registered (1)  share (2)      price (2)          fee
---------------------------------------------------------------------------------

Common Stock,            600,000
   $.0001 par value      shares           $9.50     $5,700,000.00     $1,727.27
=================================================================================

(1) Plus such additional number of shares as may be required pursuant to the Plan in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 24, 1997.

                                 EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with the requirements of General Instruction E to Form S-8, as amended, and relates to
(i) 550,000 shares of Common Stock, $.0001 par value (the "Common Stock"), of Innovasive Devices, Inc. (the "Company"), which represents an increase in the number of shares reserved for issuance under the Company's 1996 Omnibus Stock Plan (the "Omnibus Plan"), and (ii) 50,000 shares of Common Stock, which represents an increase in the number of shares reserved for issuance under the Company's 1996 Non-Employee Director Stock Option Plan (the "Director Plan"). 250,000 shares have been previously registered for issuance under the Omnibus Plan and 100,000 shares have been previously registered under the Director Plan, each pursuant to a Registration Statement on Form S-8 (File No. 333-11815).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The contents of the Company's previously filed Registration Statement on Form S-8 (No. 333-11815) relating to shares issuable under the Omnibus Plan and the Director Plan is hereby incorporated by reference.


Item 8.    Exhibits
           --------

     5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

     10.1 Registrant's 1996 Omnibus Stock Plan (as amended and restated effective June 27, 1997).

     10.2 Registrant's 1996 Non-Employee Director Stock Option Plan (as amended and restated effective June 27, 1997).

     23.1  Consent of Price Waterhouse LLP.

     23.2  Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

     24.1  Power of Attorney (included in page II-3).

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlborough, Commonwealth of Massachusetts on July 24, 1997.


                                 Innovasive Devices, Inc.
                                 (Issuer and Employer)



                                 By:  /s/ James V. Barrile
                                      --------------------------------
                                      James V. Barrile
                                      Vice President and Chief
                                      Financial Officer

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Richard D. Randall, James V. Barrile and Roslyn G. Daum, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute of substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration has been signed below on the dates indicated by the following persons in the capacities indicated.

Name                            Capacity                             Date
----                            --------                             ----
/s/ Richard D. Randall          President, Chief Executive           7/24/97
----------------------          Officer and Director
Richard D. Randall              (Principal Executive Officer)

/s/ James V. Barrile            Chief Financial Officer              7/24/97
----------------------          (Principal Financial
James V. Barrile                and Accounting Officer)

/s/ James E. Nicholson          Director                             7/23/97
----------------------
James E. Nicholson

/s/ Joseph A. Ciffolillo        Director                             7/18/97
------------------------
Joseph A. Ciffolillo

/s/ Thomas C. McConnell         Director                             7/18/97
----------------------
Thomas C. McConnell

/s/ Robert R. Momsen            Director                             7/18/97
----------------------
Robert R. Momsen

/s/ Howard D. Palefsky          Director                             7/18/97
----------------------
Howard D. Palefsky

/s/ Richard B. Caspari          Director                             7/18/97
----------------------
Richard B. Caspari

/s/ Alan Chervitz               Director                             7/18/97
----------------------
Alan Chervitz

/s/ David Foster                Director                             7/18/97
----------------------
David Foster

                                 INDEX TO EXHIBITS
                                 -----------------

Exhibit Number                                          Page
--------------                                          ----

     5.1   Opinion of Choate, Hall & Stewart as to
           the legality of the shares being registered.

     10.1  Registrant's 1996 Omnibus Stock Plan
           (as amended and restated effective June 27, 1997).

     10.2  Registrant's 1996 Non-Employee Director
           Stock Option Plan (as amended and restated effective June 27, 1997).

     23.1  Consent of Price Waterhouse LLP.

     23.2 Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

     24.1  Power of Attorney (included in page II-3).